Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of OMNI Energy Services Corp. on Form S-8 of our report, for the year ended December 31, 2003, dated March 12, 2004, except as to Notes 1, 11, and 13 as they relate to 2003 for which the date is July 29, 2005, appearing in the Annual Report on Form 10-K of OMNI Energy Services Corp. for the year ended December 31, 2005.

/s/ Fitts, Roberts & Co., P.C.

Houston, Texas

August 30, 2006